                                                                   EXHIBIT 10.18




                             CONSULTING  AGREEMENT


         THIS AGREEMENT is dated May 14, 1996, and is entered into between CHANCELLOR BROADCASTING COMPANY and CHANCELLOR RADIO BROADCASTING COMPANY, (collectively, "Chancellor"), and H. DEAN THACKER ("Thacker").

                                  WITNESSETH:

         WHEREAS, Thacker is the Executive Vice President of OmniAmerica Communications, Inc.; and

         WHEREAS, pursuant to an Asset Purchase Agreement dated May 14, 1996, between OMNIAMERICA GROUP, a Massachusetts general partnership; WAPE-FM LICENSE PARTNERSHIP, an Ohio general partnership; WFYV-FM LICENSE PARTNERSHIP, an Ohio general partnership; WEAT-AM LICENSE PARTNERSHIP, an Ohio general partnership; WEAT-FM LICENSE PARTNERSHIP, an Ohio general partnership; WXXL LICENSE PARTNERSHIP, an Ohio general partnership; WOLL LICENSE PARTNERSHIP, an Ohio general partnership; and WJHM-FM LICENSE PARTNERSHIP, an Ohio general partnership; and Chancellor (the "Purchase Agreement"), which proposes to sell to Chancellor substantially all of the assets of radio stations WAPE-FM, Jacksonville, Florida; WFYV-FM, Atlantic Beach; Florida, WEAT-AM, West Palm Beach, Florida; WEAT-FM, West Palm Beach, Florida; WXXL-FM, Tavares, Florida; WOLL-FM, Riviera Beach, Florida; WJHM-FM, Daytona Beach, Florida; and WOMX-FM, Orlando, Florida, (collectively the "Stations"); and

   WHEREAS, Thacker has served a critical role in the Stations' success; and

         WHEREAS, Chancellor desires to obtain certain consulting services from Thacker following the Closing of the Purchase Agreement and, accordingly, desires to enter into this Agreement with Thacker.

         NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

         1. Thacker agrees that commencing upon the Closing of the Purchase Agreement and for a period of two years after the Closing Date, Thacker will be available at reasonable, mutually-agreeable times to provide to Chancellor up to forty (40) hours per month of broadcast-related consulting services. Consulting hours not used by Chancellor in any month shall not be owed by Thacker in any subsequent month. Consulting services shall be rendered in locations requested by Chancellor provided that travel time shall be considered and included as hours of consultation. Notwithstanding the foregoing, Chancellor acknowledges that Thacker has other work obligations and will not be expected to be available on any specific date; however, he will serve his obligations in good faith.
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         2.      Chancellor agrees that, upon closing of the Purchase
Agreement, it will pay to Thacker, annually, One Hundred Thousand Dollars ($100,000.00) in equal monthly installments of Eight Thousand Three Hundred Thirty-Three Dollars and Thirty-Three Cents ($8,333.33) per month for two years.

         3. Chancellor shall reimburse all reasonable expenses incurred by Thacker in providing the consulting services requested by Chancellor hereunder.

         4. In the event that during the term of this Agreement, Thacker becomes incapable of performing his consulting duties as a result of a disability or death, Thacker will have no further obligations to provide consulting services hereunder.

         5. From the Closing Date until this Agreement terminates in accordance with Paragraph 1 or is earlier canceled pursuant to Paragraph 8, Thacker shall not or solicit for employment any employees of Chancellor or its Affiliates.

         6. Thacker hereby acknowledges that any breach by him of any of the covenant contained in Paragraph 5, above, (the "Covenant") may result in irreparable injury to Chancellor for which money damages could not adequately compensate Chancellor. In the event of any such breach, Chancellor shall be entitled to have an injunction issued by any competent court enjoining and restraining Thacker and/or any other Person involved therein from continuing such breach. If Chancellor prevails in litigation to enforce any of the Covenant breached by Thacker, then the duration of the breached Covenant shall be extended by a period of time equal to the duration of such breach, commencing the last day of the Restricted Period. Chancellor's equitable remedies as provided in this Paragraph 6 shall be Chancellor's sole and exclusive remedies for Thacker's breach of this Agreement.

         7. Thacker acknowledges that in his capacity as consultant to Chancellor, its officers, directors, employees and agents, including Thacker, may receive or produce Confidential Information (as defined herein). At all times after the date hereof, Chancellor will prohibit Thacker, except with the express prior written consent of Chancellor, from directly or indirectly communicating, disclosing or divulging to any Person other than employees, contractors or agents of Chancellor, any Confidential Information, which Thacker may have acquired, no matter from whom or in what manner such Confidential Information may have been acquired, heretofore, or hereafter, concerning the conduct and details of the business of Chancellor (or any of its Affiliates).

         For purposes of this Agreement, "Confidential Information" means any information or material which Chancellor or any Affiliates (as defined herein) of Chancellor treats as proprietary or designates as "Confidential," which is not generally known by non-employer personnel, and to which Thacker obtains knowledge or access as a result of Thacker's relationship with Chancellor. Confidential Information includes, but is not limited to, discoveries, ideas, concepts, techniques, data, documentation, research, procedures, knowhow, marketing techniques, materials, plans, names of customers and advertisers, and information relating to past and perspective customers' and advertisers' cost data, pricing policies and financial information, received, originated or
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Consulting Agreement
H. Dean Thacker
Page 3




discovered by employees or agents. Confidential information does not include any information (i) ascertained or obtained other than from Chancellor or (ii) which is or becomes known to the public other than through a breach of this Agreement.

         Thacker shall deliver to Chancellor all originals and copies of materials containing Confidential Information in his possession, custody or control immediately upon request by Chancellor. Thacker acknowledges that all files, records, documents and information relating to the business of Chancellor whether prepared by Thacker or otherwise, coming into its own possession, shall remain the exclusive property of Chancellor and shall not be removed from the premises (except as required in the course of his performance of his duties for Chancellor).

         Notwithstanding the last sentence of Paragraph 6, in the event this covenant of confidentiality is violated and Chancellor is damaged as a direct result thereby, Thacker agrees that Chancellor shall be entitled to seek recovery for such damages, but shall not be entitled to recoup or offset any amounts paid or owing to Thacker pursuant to the terms of this Agreement as such payment obligations of Chancellor shall not be dependent on Thacker's compliance with this Paragraph 7.

         8. This Agreement will remain in effect for at least ninety (90) days from the Closing Date and shall be cancelable by either party on thirty
(30) days notice without cause.

         9. If any portion of the Covenants or the application thereof is construed to be invalid or unenforceable, then the other portion(s) of the Covenants or the application thereof will not be affected thereby and shall be given full force and effect without regard to the invalid or unenforceable portions. If any of the Covenants is determined to be unenforceable because of the geographical area covered thereby, the duration thereof or the scope thereof, then such Covenant shall be interpreted to extend only for the maximum geographical area, duration or other scope as to which it may be enforceable.

         10. All such notices and other communications which are required or permitted hereunder will be effective upon receipt and shall be given to the following addresses:
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Consulting Agreement
H. Dean Thacker
Page 4




         If to Chancellor:

         One copy to:                                One copy to:

         Steven Dinetz                               Matthew Leibowitz
         President & CEO                             Leibowitz & Associates, P.A.
         Chancellor Radio Broadcasting Company       One S.E. 3rd Avenue
         12655 N. Central Expressway                 Suite 1450
         Suite 405                                   Miami, Florida  33131
         Dallas, Texas  75243

         If to Consultant:

         One copy to:                                One copy to:

         H. Dean Thacker                             F. Howard Mandel
         Executive Vice President                    Thompson Hine & Flory, P.L.L.
         OmniAmerica Communications, Inc.            3900 Society Center
         11111 Santa Monica Blvd.                    127 Public Square
         Suite 220                                   Cleveland, Ohio  44114-1216
         Los Angeles, CA  9005


         11. This Agreement will be binding upon, inure to the benefit of, and be enforceable by the successors and assigns of Chancellor. Chancellor shall not assign this Agreement without the consent of Thacker, which shall not be unreasonably withheld; however, Chancellor shall assign this Agreement including Chancellor's payment obligations to any purchaser of all or substantially all of the assets or stock (by merger or otherwise) of Chancellor. This Agreement shall not be assigned by Thacker, except that his right to receive payments may be assigned or conveyed to his estate or otherwise.

         12. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof, and shall not be modified, supplemented or terminated except in writing signed by Chancellor and Thacker.

         13. No failure on the part of any party hereto to exercise and no delay in exercising any right, power or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right, power or remedy.
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Consulting Agreement
H. Dean Thacker
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         14.     As used herein:

                 (a) "Person" shall mean a natural person, corporation, partnership, trust, estate, joint venture, solo proprietorship, government (and any branch or subdivision thereof), governmental agency, association, cooperative or other entity.

                 (b) "Affiliate" of any Person shall mean any corporation or other entity of which the majority of equity interests are owned, directly or indirectly, by such Person.

         15. This Agreement shall be deemed to have been executed and entered into in the State of New York and shall be construed, enforce and performed in accordance with the laws thereof.

         16. It is the intention of the parties that this Agreement operate as a sealed instrument.

         17. All of the rights and obligations of parties hereto pursuant to this Agreement are contingent upon the occurrence of the Closing under the Purchase Agreement. This Agreement shall be void and of no further effect in the event the Purchase Agreement is terminated prior to the occurrence of the Closing thereunder.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed, all as of the date first written above.


Witness:                                CHANCELLOR BROADCASTING
                                        COMPANY



                                        By
- -------------------------                 -------------------------------------
                                              Steven Dinetz
                                              President & CEO
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Consulting Agreement
H. Dean Thacker
Page 6





Witness:                                CHANCELLOR RADIO BROADCASTING
                                        COMPANY



                                        By
- -------------------------                 -------------------------------------
                                              Steven Dinetz
                                              President & CEO



Witness:


- --------------------------                 ------------------------------------
                                              H. DEAN THACKER